Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

American Physicians Service Group Inc.

Austin, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 26, 2007, relating to the consolidated financial statements and schedule of American Physicians Service Group, Inc. and subsidiaries, which are contained in this Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Houston, Texas

May 23, 2007